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                                   EXHIBIT 5.1

                    Opinion of Manatt, Phelps & Phillips, LLP
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                  [MANATT, PHELPS & PHILLIPS, LLP LETTERHEAD]

June 28, 1996

Valley Forge Corporation
100 Smith Ranch Road
Suite 326
San Rafael, California 94903

                  RE:      REGISTRATION STATEMENT ON FORM S-8

Gentlemen:

                  At your request, we have examined the Registration Statement on Form S-8 (the "Registration Statement") to be filed by Valley Forge Corporation, a Georgia corporation (the "Company"), with the Securities and Exchange Commission (the "SEC") in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of 450,000 shares of the Company's common stock, $0.50 par value (the "Common Stock"), issuable upon the exercise of awards granted under the Company's Amended and Restated 1987 Stock Option Plan (the "Plan").

                  In rendering this opinion, we have examined such documents and records as we deemed relevant, including, but not limited to, the following:

                  1.   The Articles of Incorporation of the Company, as amended;

                  2.   The Bylaws of the Company, as amended;

                  3.   The Plan;

                  4. The forms of stock option agreements (the "Agreements") to be used in connection with the Plan;

                  5. Records of proceedings of the Company's Board of Directors and shareholders pertaining to the adoption, amendment and restatement of the Plan and the Agreements; and

                  6.   The Registration Statement.

                  With respect to the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to


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                  [MANATT, PHELPS & PHILLIPS, LLP LETTERHEAD]

Valley Forge Corporation
June 28, 1996
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originals of all documents submitted to us as certified or reproduced copies.
We also have obtained from the officers of the Company certificates as to such factual matters as we consider necessary for the purpose of this opinion, and insofar as this opinion is based on such matters of fact, we have relied on such certificates.

                  Based upon the foregoing and such further review of fact and law as we have deemed necessary or appropriate under the circumstances, and assuming, without further inquiry, that (i) all options granted under the Plan to date have been, and all options to be granted under the Plan in the future will be, duly and validly granted in accordance with the terms of the Plan, (ii) the consideration for the shares of Common Stock to be issued pursuant to the exercise of such options will be received prior to the issuance thereof, (iii) the shares of Common Stock to be issued pursuant to the exercise of such options will be issued in accordance with the terms of the Plan and the Agreements, (iv) the Registration Statement will become effective under the Securities Act prior to the issuance of any shares of Common Stock under the Plan and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or be pending before the SEC and (v) the prospectus attached as Exhibit 99.5 to the Registration Statement will be updated and delivered to participants in the Plan as required by the Securities Act and the rules and regulations promulgated by the SEC thereunder, upon which assumptions the following opinion is expressly conditioned, it is the opinion of the undersigned that the 450,000 shares of Common Stock issuable by the Company upon the exercise of options granted pursuant to the Plan will be, when issued and delivered against payment therefor in accordance with the Plan, the Agreements and the Registration Statement, duly authorized, validly issued, fully paid and non-assessable.

                  This opinion is limited to the current laws of the State of Georgia and the Securities Act and the rules and regulations promulgated by the SEC thereunder, to present judicial interpretations thereof and to facts as they presently exist. In rendering this opinion, we have no obligation to revise or supplement it should the current laws of the State of Georgia or the Securities Act or such rules and regulations be changed by legislative action, judicial decision or otherwise.

                  This opinion is issued to you solely for use in connection with the Registration Statement and is not to be quoted or otherwise referred to in any financial statements of the Company or related document, nor is it to be filed with or furnished to any government agency or other person, without the prior written consent of the undersigned in each instance.
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                  [MANATT, PHELPS & PHILLIPS, LLP LETTERHEAD]

Valley Forge Corporation
June 28, 1996
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                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                Respectfully submitted,

                                Manatt, Phelps & Phillips, LLP